UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 26, 2010

BGC Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 610-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information required by this Item 1.01 is set forth under Item 5.02 below and is hereby incorporated by reference in response to this Item.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Pursuant to a letter agreement, dated March 26, 2010 (the “Lynn Agreement”), between Shaun D. Lynn, the President of BGC Partners, Inc. (the “Company”), and the Company’s subsidiary, BGC Holdings, L.P. (“BGC Holdings”), BGC Holdings purchased and redeemed from Mr. Lynn all of Mr. Lynn’s 702,625 non-exchangeable REUs, which had an aggregate post-termination payment amount of $3,500,000 and were granted to him in April, September and December 2008, for a cash payment of $946,649 and the grant to Mr. Lynn of 544,534 non-exchangeable PSUs. Pursuant to the Lynn Agreement, BGC Holdings also purchased and redeemed from Mr. Lynn 133,105 of the aggregate of 591,577 non-exchangeable PSUs granted to Mr. Lynn in February and March 2010 for a cash payment of $797,033. In addition, on March 26, 2010, the Company purchased all of Mr. Lynn’s 500,000 shares of Class A Common Stock, which Mr. Lynn had acquired upon exchange of exchangeable founding partner units in February 2010, for a cash payment of $2,994,000.

On March 26, 2010, Mr. Lynn also entered into an amendment, dated March 26, 2010 (the “Amendment”), to his Employment Agreement, dated March 31, 2008 (the “Employment Agreement”), with the Company and the Company’s subsidiary, BGC Brokers L.P. (the “Employer”). Pursuant to the Amendment, and in connection with the purchase and redemption of Mr. Lynn’s REUs and PSUs referred to above, Mr. Lynn acknowledged and agreed (i) that any contingent non-cash award payable to him pursuant to Section 3(d) of the Employment Agreement may be in the form of PSUs, and any grant to be awarded to him in 2010 and thereafter may be in the form of PSUs or such other award type as determined by the Employer; and (ii) that the value of a PSU award shall be deemed to be the result of the number of units represented by the PSU award multiplied by the closing price of the Company’s Class A Common Stock on the date of the final determination of the award.

Pursuant to a letter agreement, dated March 29, 2010 (the “Windeatt Agreement”), between Sean A. Windeatt, the Company’s Chief Operating Officer, and BGC Holdings, BGC Holdings purchased and redeemed from Mr. Windeatt all of his 70,424 non-exchangeable REUs, which had an aggregate post-termination payment amount of $282,157 and were granted to him in April 2008 and January 2009, for a cash payment of $94,880 and the grant to Mr. Windeatt of 54,579 non-exchangeable PSUs. Pursuant to the Windeatt Agreement, BGC Holdings also purchased and redeemed from Mr. Windeatt 13,026 non-exchangeable founding partner units, which Mr. Windeatt had received in connection with the Company’s April 2008 merger, for a cash payment of $78,000.

Pursuant to a letter agreement, dated March 29, 2010 (the “Sadler Agreement”), between A. Graham Sadler, the Company’s Chief Financial Officer, and BGC Holdings, BGC Holdings purchased and redeemed from Mr. Sadler all of his 41,690 non-exchangeable REUs, which had an aggregate post-termination payment amount of $69,205 and were granted to him in March 2009, for a cash payment of $56,167 and the grant to Mr. Sadler of 32,310 non-exchangeable PSUs. Pursuant to the Sadler Agreement, BGC Holdings also purchased and redeemed from Mr. Sadler 5,334 of the 23,708 non-exchangeable PSUs granted to Mr. Sadler in March 2010 for a cash payment of $31,940.

The descriptions of the foregoing Amendment and letter agreements are qualified in their entirety by reference to the copies of such Amendment and letter agreements that are filed as exhibits to this report and are hereby incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Letter agreement, dated March 26, 2010, between Shaun D. Lynn and BGC Holdings, L.P.

10.2	Amendment, dated March 26, 2010, between Shaun D. Lynn and BGC Partners, Inc. and BGC Brokers L.P. to Employment Agreement, dated March 31, 2008, between Shaun D. Lynn and BGC Brokers L.P.

10.3	Letter agreement, dated March 29, 2010, between Sean A. Windeatt and BGC Holdings, L.P.

10.4	Letter agreement, dated March 29, 2010, between A. Graham Sadler and BGC Holdings, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BGC Partners, Inc.

Date: March 31, 2010	By:	/s/ Howard W. Lutnick
	Name:	Howard W. Lutnick
	Title:	Chairman and Chief Executive Officer